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                                                                EXHIBIT 99.4

                             VENTURE HOLDINGS TRUST
                                  VEMCO, INC.
                         VENTURE INDUSTRIES CORPORATION
                     VENTURE MOLD & ENGINEERING CORPORATION
                            VENTURE LEASING COMPANY
                              VEMCO LEASING, INC.
                          VENTURE HOLDINGS CORPORATION
                            VENTURE SERVICE COMPANY
                                 FOR TENDER OF
                          9 1/2% SENIOR NOTES DUE 2005
                                IN EXCHANGE FOR
                     SERIES B 9 1/2% SENIOR NOTES DUE 2005

      THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
               , 1997, UNLESS EXTENDED (THE "EXPIRATION DATE"). NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO
                              THE EXPIRATION DATE.
To Our Clients:

     We are enclosing herewith a Prospectus, dated          , 1997, of Venture
Holdings Trust, a grantor trust organized under the laws of the State of Michigan, Vemco, Inc., Venture Industries Corporation, Venture Mold & Engineering Corporation, Venture Leasing Company, Vemco Leasing, Inc., Venture Holdings Corporation and Venture Service Company, each a Michigan corporation (each an "Issuer" and, together with the Trust, the "Issuers"), and a related Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by the Issuers, to exchange their Series B 9 1/2% Senior Notes due 2005 (the "Series B Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act") for a like principal amount of their issued and outstanding 9 1/2% Senior Subordinated Notes due 2005 (the "Original Notes"), upon the terms and subject to the conditions set forth in the Exchange Offer.

     The Exchange Offer is not conditioned upon any minimum number of Original Notes being tendered.

     WE ARE THE HOLDER OF RECORD OF ORIGINAL NOTES HELD BY US FOR YOUR OWN ACCOUNT. A TENDER OF SUCH ORIGINAL NOTES CAN BE MADE ONLY BY US AS THE RECORD HOLDER AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER ORIGINAL NOTES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to tender any or all of the Original Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may, on your behalf, make the representations contained in the Letter of Transmittal.

     Pursuant to the Letter of Transmittal, each holder of Original Notes will represent to the Issuers that (i) the Series B Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the undersigned, (ii) neither the undersigned nor any such other person has an arrangement or understanding with any person to participate in the distribution within the meaning of the Securities Act of such Series B Notes, (iii) if the undersigned is not a broker-dealer, or is a broker-dealer but will not receive Series B Notes for its own account in exchange for Original Notes, neither the undersigned nor any such other person is engaged in or intends to
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participate in the distribution of such Series B Notes and (iv) neither the undersigned nor any such other person is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act or, if the undersigned is an "affiliate," that the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the undersigned is a broker-dealer (whether or not it is also an "affiliate") that will receive Series B Notes for its own account in exchange for Original Notes, it represents that such Original Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Series B Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Series B Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                       Very truly yours

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